Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of SINA Corporation of our report dated April 23, 2010, relating to the consolidated financial statements of China Real Estate Information Corporation appearing in the Annual Report on Form 20-F/A of SINA Corporation for the year ended December 31, 2009.

/s/ Deloitte Touche Tohmatsu CPA Ltd.
Deloitte Touche Tohmatsu CPA Ltd.
Shanghai China

September 3, 2010